                                                                   Exhibit 10.31
                                                                   -------------

                           STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of February 22, 2000 by and between CONCUR TECHNOLOGIES, INC., a Delaware corporation (the "Company") and the Investors listed in Exhibit A attached
                  -------
hereto, (each, an "Investor").
                   --------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company desires to sell to each Investor, and each Investor desires to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   AGREEMENT TO PURCHASE AND SELL STOCK.  Subject to the terms and
          ------------------------------------
conditions of this Agreement, the Company agrees to sell to each Investor at the Closing, and each Investor agrees to purchase from the Company at the Closing, the number of shares of the Company's Common Stock set forth beside such Investor's name on Exhibit A, at a price per share equal to $23.279, which is 110% of the average closing price of the Company's Common Stock as reported on the Nasdaq National Market for the ten trading days immediately preceding the date hereof. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased
                                                               ---------
Shares."
------

     2.   CLOSING. The purchase and sale of the Purchased Shares will take place
          -------
at the offices of the Company, 6222-185th St. NE, Redmond, Washington, at 10:00 a.m. Pacific Standard Time, on March 10, 2000 or such later date following the satisfaction or waiver of all of the conditions set forth in Sections 5 and 6 hereof or at such other time and place as the Company and the Investors mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to each Investor a
 -------
certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder against delivery to the Company by such Investor of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing, all as set forth in Exhibit A.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
          ---------------------------------------------
represents and warrants to each Investor that the statements in the following paragraphs of this Section 3 are all true and correct:

3.1            Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all power and authority to own or lease all of its properties and assets and conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in the States of Washington and California and in each other jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

3.2            Capitalization.  Immediately prior to the Closing the
               --------------
capitalization of the Company will consist of the following:

               (a)  Preferred Stock.  A total of 5,000,000 authorized shares of
                    ---------------
Preferred Stock, $0.001 par value per share (the "Preferred Stock"),
                                                  ---------------
undesignated as to series and none of which are issued and outstanding.

               (b)  Common Stock.  A total of 60,000,000 authorized shares of
                    ------------
Common Stock, $0.001 par value per share (the "Common Stock"), of which
                                               ------------
approximately 22,971,297 shares were issued and outstanding as of December 31, 1999 (subject to increase only by employee stock option exercises subsequent to December 31, 1999.) All of the outstanding shares of Common Stock were duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid, and non-assessable.

               (c)  Options, Warrants, Reserved Shares. Except for: (i) no more
                    ----------------------------------
than 4,984,586 shares (subject to increase by grants of stock options subsequent to December 31, 1999) of Common Stock issuable upon exercise of options outstanding as of December 31, 1999, under the Company's 1994 Stock Option Plan, the 1997 Stock Option Plan of 7Software, Inc., the Company's 1998 Equity Incentive Plan, the Company's 1998 Directors Stock Option Plan, and the Company's 1999 Stock Incentive Plan (collectively, the "Plans"), (ii) no more than 3,547,153 shares of Common Stock reserved for future grants or sale as of December 31, 1999 under the Plans, including shares reserved for future grant as approved at the Company's Annual Meeting of Shareholders held on February 8, 2000 (subject to change due to termination of stock options and grants of stock options subsequent to December 31, 1999), (iii) warrants to purchase 1,400,000 shares of Common Stock held by American Express Travel Related Services Company, Inc., (iv) rights to purchase shares of Common Stock outstanding under the Company's 1998 Employee Stock Purchase Plan, and (v) warrants to purchase shares of Common Stock held by commercial credit facility providers as set forth in the Company SEC Reports, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Except as described in the Company SEC Reports, the Company has not granted to any person any rights to require the Company to register under the Securities Act securities held by such person.

3.3            Subsidiaries.  Other than Seeker Software, Inc., Concur
               ------------
Technologies (UK) Ltd., Concur Technologies Pty. Limited, and 7Software, Inc. (the "Subsidiaries"), the Company does not presently own or control, directly or
      ------------
indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction.

3.4            Due Authorization; No Violation.  All corporate action on the
               -------------------------------
part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. None of the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Company's Certificate of Incorporation or the Company's Bylaws, (ii) cause a default or an event which, with notice or lapse of time or both, would be a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets, or (iv) result in the creation of imposition of any lien on any asset of the Company or its Subsidiaries.

3.5            Valid Issuance of Stock.  The Purchased Shares, when issued, sold
               -----------------------
and delivered in accordance with the terms of this Agreement for the consideration provided for herein, and the shares issuable upon exercise of the stock purchase warrants issued pursuant to the Definitive Agreements (the "Warrants") when issued, sold and delivered in accordance with the terms of the Warrants, will be duly authorized and validly issued and outstanding, fully paid and nonassessable and not subject to any preemptive or subscription rights (and not issued in violation of any preemptive or subscription rights) and free and clear of any mortgage, lien, pledge, charges, security interest, restriction on voting or transfer (other than as provided herein) or other encumbrance. Upon issuance of each Warrant, the Company shall reserve sufficient shares of Common Stock to be issued upon its exercise.

3.6            SEC Filings; Financial Statements.
               ---------------------------------

               (a) The Company has filed and made available to Investor all forms, reports and other documents required to be filed by the Company with the Securities Exchange Commission ("SEC") since December 31, 1998. All such required forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC.

aPAGE>

               (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. At December 31, 1999, the Company had no liabilities, debts or obligations of any nature, whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due ("Liabilities") that were not reflected or expressly reserved against on the unaudited consolidated balance sheet as of December 31, 1999 filed by the Company in its Form 10-Q for the fiscal quarter ended December 31, 1999. Since December 31, 1999, the Company has not incurred any Liability other than Liabilities which (i) have been incurred in the ordinary course of business consistent with past practice and (ii) have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

3.7            Governmental Consents.  Except for filings referenced in Section
               ---------------------
3.12, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings under Regulation D promulgated under the Securities Act and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on the Closing, and all such filings be made within the time prescribed by law.

3.8            Absence of Changes.  Except as disclosed in the Company SEC
               ------------------
Reports filed prior to the date of this Agreement, since December 31, 1999 the Company and its Subsidiaries have conducted their respective business only in the ordinary course and, since such date, there has not been (i) any event, change or development in the business, properties, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its Subsidiaries taken as a whole, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. "Material Adverse Effect" shall mean a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, excluding any material adverse effect arising or resulting, directly or indirectly, from general industry, economic or stock market conditions that do not disproportionately affect the Company as compared to other entities operating in the same industry.

3.9            Litigation.  There is no action, suit, proceeding, claim,
               ----------
arbitration or investigation ("Action") pending (or, to the best of the
                               ------
Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company which (i) might prevent the consummation of the transactions contemplated hereby, (ii) is required, or if a threatened Action, would be required, to be disclosed in the Company SEC Reports and is not so disclosed, or
(iii) if determined adversely, could have a Material Adverse Effect.

3.10           Agreements.  There are no agreements, contracts, leases or
               ----------
documents of the Company of a character required to be described or referred to in the Company SEC Reports or to be filed as an exhibit to the Company SEC Reports which have not been accurately described in all material respects in the Company SEC Reports or filed as exhibits to the Company SEC Reports (collectively, the "Material Contracts"). Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Material Adverse Effect. Other than Material Contracts which have terminated or expired in accordance with their terms, each of the Material Contracts is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity) whether considered in a proceeding in equity or at law)) and is in full force and effect, and such Material Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated by this Agreement. No party to any of the Material Contracts has made any claims against, or sought indemnification from, the Company as to any matter arising under or with respect to any Material Contract, and none of the Company's directors or officers has been advised by any such party of any alleged basis for any such claims.

3.11           Nasdaq Listing.  The Company's Common Stock is registered
               --------------
pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company has taken no action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. is contemplating the termination of such registration or listing. The Purchased Shares have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

3.12           Hart-Scott-Rodino Act.  The Company shall, if required under the
               ---------------------
HSR Act (as defined below), promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"),
                                                                     -------
shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

3.13           Intellectual Property.  The Company and its Subsidiaries
               ---------------------
exclusively own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted, and as presently contemplated to be conducted (collectively the "Intellectual Property") except where the failure to so own, be so licensed or otherwise so possess would not result in a Material Adverse Effect. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as proposed to be conducted. The Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Intellectual Property which is material to its business. The Company has taken reasonable steps to ensure that employees and consultants who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property, or who have knowledge of or access to information about Intellectual Property, have entered into a confidentiality and invention assignment agreement. The Company does not have any knowledge of, and the Company has not received any notice of, any pending conflicts with or infringements of the rights of others with respect to any Intellectual Property owned by the Company or licensed by the Company, the effect of which would give rise to a Material Adverse Effect. The Company is not aware that any third party is infringing any Intellectual Property rights held by the Company.

3.14           Transactions with Affiliates.  Except as set forth in the Company
               ----------------------------
SEC Reports filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     4.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS.  Each
          ---------------------------------------------------------------
Investor, solely with respect to itself, hereby represents and warrants to, and agrees with, the Company, that:

4.1            Authorization.  All corporate action on the part of Investor and
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of

Investor, (assuming that this Agreement has been duly authorized, executed, and delivered by the Company and each other Investor) enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.2            Purchase for Own Account.  The Purchased Shares to be purchased
               ------------------------
by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a current view to the public resale or distribution thereof within the meaning of the Securities Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3            Disclosure of Information; Experience.  Investor has received a
               -------------------------------------
copy of the Company SEC Reports and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access. Investor represents that: (i) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Shares; and (ii) it has the ability to bear the economic risks of its prospective investment and is able, without materially impairing its financial condition, to hold the Purchased Shares for an indefinite period of time and to suffer a complete loss on its investment. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.4            Private Placement.  Investor understands and acknowledges that
               -----------------
the offering of the Purchased Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon Investor's representations set forth in this Agreement.

          4.5  Legends.  It is understood that the certificates comprising the
               -------
Purchased Shares will bear the following legend:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended ("Act") or any state securities laws. Such securities may not be sold, pledged, assigned or transferred except (a) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such sale, pledge, assignment or transfer or (b) upon receipt by the Company of an opinion of counsel or other evidence, satisfactory to the Company and its counsel, that registration of this security is not required."

          It is understood that the certificates evidencing the Purchased Shares shall also bear any legend required by the Washington State Administrator of Securities or required pursuant to any state, local, or foreign law governing such securities.

4.6            Accredited Investor.  Investor is a United States domiciled
               -------------------
person and qualifies, and will as of the Closing qualify, as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

4.7            Hart-Scott-Rodino Act.  Investor shall, if required under the HSR
               ---------------------
Act, promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

4.8            Standstill Obligation.  Except as otherwise permitted by Section
               ---------------------
4.9 below, Investor agrees that it will not, without the approval of the Company's Board of Directors, acquire any additional shares of the Company's Voting Securities (as defined below) in the open market or otherwise if and to the extent such acquisition results in Investor and its affiliates holding greater than that percentage of the total Voting Securities as is set forth by Investor's name on Exhibit A. The percentage limitation is referred to in this
Section 4.8 as the "Standstill Percentage." Notwithstanding the foregoing
                    ---------------------
restriction:

               (a) In the event any person or entity other than an Investor acquires Voting Securities from the Company (other than pursuant to the transactions contemplated by this Agreement), or from third parties or in the open market, as a result of which such person or entity holds a percentage of the Company's total securities greater than the Standstill Percentage of an Investor, the Standstill Percentage of such Investor will be increased to the percentage of the Company's total Voting Securities held by such person or entity immediately following such acquisition. The Company shall promptly provide each Investor with written notice of any such acquisition of Voting Securities described in this paragraph (a) and the applicable increase in the Standstill Percentage.

               (b) Investor's obligations under this Section 4.8 shall terminate upon the making of a bona fide offer by any third party or group (within the meaning of Rule 13d-5 under the Exchange Act) of an intention to acquire Voting Securities of the Company which, if successful, would result in such party or group owning or having the right to acquire beneficial ownership of more than such Investor's Standstill Percentage of the Company's Voting Securities. Upon becoming aware of such an intention by any third party or group, the Company shall promptly provide each Investor with written notice of any such intention by any third party or group.

               (c) Investor shall not be obligated to dispose of any Voting Securities if the aggregate percentage of the total Securities beneficially owned by Investor is increased as a result of a recapitalization, reclassification or other restructuring of the Company or a repurchase of securities by the Company or any other action taken by the Company, and upon such event the Standstill Percentage shall be proportionately increased.

               (d) The Company shall notify each Investor at least seven (7) Business Days (a "Business Day" shall mean a business day for the NASDAQ National Market) prior to entering into a binding definitive agreement with respect to a Control Transaction, and will further notify Investor after termination of the discussions to which such contemplated definitive agreement relates. Each Investor acknowledges that such discussions may constitute material inside information that may prevent open market purchases or sales until a public announcement of such discussions or definitive agreement.

     For purposes of this Section 4.8:

          "Control Transaction" shall mean any merger, share exchange or other
           -------------------
acquisition (or series of related transactions of such nature) as a result of which the holders of Voting Securities of the Company immediately prior thereto continue to own beneficially Voting Securities representing less than 50% of the Voting Securities of the Company (or any successor entity) immediately thereafter.

          "Voting Securities" shall mean the shares of Common Stock of the
           -----------------
Company, and in addition, any other securities of the Company convertible into or exercisable for Common Stock which have a conversion or exercise price less than the market price of the Company's Common Stock at the time any additional share of Common Stock or other Company securities are acquired.

The covenants set forth in this Section 4.8 shall expire on the earlier to occur of (i) 30 months from the date of this Agreement and (ii) the termination of the standstill obligations of any other Investor (and the Company shall provide prompt written notice to Investor of such termination).

4.9            Resale Restrictions.  Each Investor agrees that it will not,
               -------------------
without the prior written consent of the Company, for a period of twelve (12) months following the date of this Agreement, directly or indirectly offer, sell, contract to sell or otherwise dispose of or otherwise transfer (a "Disposition")
                                                                   -----------
the economic risk of ownership of the Purchased Shares, or any other securities of the Company owned by it. Subsequent to such twelve (12) month period each Investor agrees that it shall not effect a Disposition of the Purchased Shares except in compliance with the Securities Act and the rules and regulations thereunder. Notwithstanding anything contained in Section 4.8 above or this
Section 4.9 to the contrary, this Agreement shall not prohibit the purchase or sale of equity securities of the Company by (i) any investment fund or investment advisory client managed by Investor or any of Investor's affiliates, or (ii) Investor or any of Investor's affiliates on behalf of such investment fund or investment advisory client.

     5.   CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.  The obligations of
          -----------------------------------------------
each Investor under Section 1 of this Agreement to purchase the Purchased Shares at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, any of which may be waived in writing by such Investor.

          5.1  Representations and Warranties True.  Each of the representations
               -----------------------------------
and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement, and
(z) other than for the representations and warranties set forth in Sections 3.2, 3.4, 3.7, 3.11 and 3.12, where the failure to be true and correct (without regard to any materiality, Company Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect), and the Investors shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

          5.3  Compliance Certificate.  The Company shall have delivered to the
               ----------------------
Investors a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no Material Adverse Effect not previously disclosed to the Investors in writing.

          5.4  Registration; Securities Exemptions.  The offer and sale of the
               -----------------------------------
Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the securities laws of the State of Washington and of each jurisdiction in which any Investor is resident.

          5.5  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and to Investor's special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

(a)  Certified Charter Documents.  A copy of the Certificate of Incorporation
     ---------------------------
and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof.

(b)  Corporate Actions.  A copy of the resolutions of the Board of Directors
     -----------------
evidencing the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

(c)  Legal Opinion.  An opinion from Fenwick & West LLP, counsel to the Company,
     -------------
with respect to the matters set forth in Exhibit 5.5.

          5.6  Hart-Scott-Rodino Act.  All applicable waiting periods (and all
               ---------------------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          5.7  Letter Agreement.  The Company shall have executed and delivered
               ----------------
the definitive commercial agreement(s) (collectively, for each Investor the "Definitive Agreement") set forth beside each Investor's name on Exhibit A.
---------------------

          5.8  Nasdaq Listing.  The Shares shall have been approved for
               --------------
quotation on the Nasdaq National Market, subject to notice of issuance.

          5.9  Nomination Agreement.  As a condition to the obligations of
               --------------------
SAFECO Corporation ("Safeco"), under Section 1, the Company shall have executed
------
and delivered an agreement substantially in the form attached hereto as Exhibit
                                                                        -------
B (the "Nomination Agreement").
-       --------------------

          5.10  Amendment to Investors' Rights Agreement.  The Amendment to
                ----------------------------------------
Third Amended and Restated Information and Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Amendment") and
                                             ---------       ---------
providing for registration rights for the Investors substantially equivalent to those of the Prior Investors shall have been executed and delivered by the Company and by a sufficient number of Investors (as defined in the Third Amended and Restated Information and Registration Rights Agreement dated as of May 26, 1999, by and among the Company and the Investors named therein (the "Prior Investors")) to make such Amendment effective.

          5.11  Blue Sky Compliance.  The offer and sale of the Purchased Shares
                -------------------
to the Investors shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable securities laws.

          5.12  No Injunctions.  No law or judgment (whether temporary,
                --------------
preliminary or permanent) shall have been enacted, entered, promulgated or enforced which prohibits, restrains, enjoins or restricts the consummation of the sale and purchase of the Purchased Shares or any of the other transactions contemplated by this Agreement.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.   The obligations
          --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor, any of which may be waived in writing by the
Company:

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  Payment of Purchase Price.  Such Investor shall have delivered to
               -------------------------
the Company the purchase price for the Purchased Shares specified for such Investor in Section 1 hereof in accordance with the provisions of Section 2.

          6.3  Blue Sky Compliance.  The offer and sale of the Purchased Shares
               -------------------
to the Investors shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable securities laws.

          6.4  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

          6.5  Hart-Scott-Rodino Act.  All applicable waiting periods (and all
               ---------------------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          6.6  Letter Agreement.  Such Investor or its affiliate shall have
               ----------------
executed and delivered the Definitive Agreement set forth by such Investor's name on Exhibit A.

          6.7  Nasdaq Listing.  The Purchased Shares shall have been approved
               --------------
for quotation on the Nasdaq National Market, subject to notice of issuance.

          6.8  Nomination and Observer Agreement.  As a condition to the
               ---------------------------------
Company's obligations to Safeco, such Investor shall have executed and delivered the Nomination and Observer Agreement.

          6.9  Amendment to Investors' Rights Agreement.  The Prior Investors
               ----------------------------------------
shall have executed and delivered the Amendment.

          6.10  No Injunctions.  No law or judgment (whether temporary,
                --------------
preliminary or permanent) shall have been enacted, entered, promulgated or enforced which prohibits, restrains, enjoins or restricts the consummation of the sale and purchase of the Purchased Shares or any of the other transactions contemplated by this Agreement.

     7.   TERMINATION.
          -----------

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing:  (i) by mutual written consent of the Company and each Investor,
(ii) by the Company or any Investor, if the Closing shall not have occurred on or before April 10, 2000 (provided that the right to terminate this Agreement under this Section 7.1(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to have occurred on or before such date); (iii) by any Investor or the Company if any court, administrative agency, or other governmental or regulatory authority or agency shall have issued any final order, judgment, decree, or ruling prohibiting or enjoining the consummation of the transactions contemplated by this Agreement, or (iv) by the Company or by any Investor, if there has been a breach of any representation, warranty, covenant, or agreement on the part of another party set forth in this Agreement, which breach (A) causes the conditions set forth in Section 6.1 (in the case of termination by the Company), or Section 5.1 (in the case of termination by an Investor) not to be satisfied, and (B) shall not have been cured within 10 days following receipt by the breaching party of written notice of such breach from the other party; provided, however, that the right to terminate this Agreement under this Section 7 shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement. In the event of any termination, each party agrees to use reasonable efforts to consult with the others before issuing any press release or otherwise making any public statement with respect to the termination, and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law.

          7.2  Effect of Termination.  If this Agreement is terminated in
               ---------------------
accordance with Section 7.1 hereof, this Agreement shall become null and void and of no further force and effect, except that (i) the terms and provision of this Section 7.2, and Article 8 (other than 8.1) shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

     8.   MISCELLANEOUS.
          -------------

8.1            Survival of Warranties.  The representations, warranties and
               ----------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor, its counsel or the Company, as the case may be.

8.2            Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.3            Governing Law.  This Agreement shall be governed by and construed
               -------------
under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

8.4            Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5            Headings.  The headings and captions used in this Agreement are
               --------
used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.6            Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, if delivery is in person; (i) at the time of transmission by facsimile addressed to the party to be notified at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto); with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile;
(ii) one (1) Business Day after deposit with an express overnight courier; or
(iii) three (3) Business Days after deposit in the United States mail by registered or certified mail (return receipt requested). All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified in the case of the Company, at 6222 185/th/ Avenue

N.E., Redmond, Washington 98052, attention: Chief Executive Officer,
(Facsimile -425-497-_____) with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, attention: Matthew P. Quilter (Facsimile -
(650) 494-1417), or in the case of an Investor, at the address set forth on Exhibit A or at such other address as any party may designate by giving ten (10) days advance written notice to the other party.

8.7            No Finder's Fees.  Each party represents that it neither is nor
               ----------------
will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8            Costs, Expenses.  All costs in connection with the preparation,
               ---------------
execution delivery and performance of this Agreement (other than any required filing fees under the HSR Act, the cost of which HSR Act filing fees shall be shared equally between the Company and the applicable Investor) shall be borne by the party incurring such costs.

8.9            Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company.

8.10           Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.11           Entire Agreement.  This Agreement, together with any exhibits or
               ----------------
schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

8.12           Further Assurances.  From and after the date of this Agreement,
               ------------------
upon the request of an Investor or the Company, the Company and each Investor shall execute and deliver such instruments, documents or other writings and take all such actions as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.13           Removal of Legends From Certificates.  The legend set forth in
               ------------------------------------
Section 4.5 shall be removed by the Company from any certificate evidencing Purchased Shares promptly after the effectiveness of a registration statement under the Securities Act with respect to a legended security or delivery to the Company of an opinion by counsel or other evidence, reasonably satisfactory to the Company, that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                            INVESTORS:
-----------                             ---------

CONCUR TECHNOLOGIES, INC.               NORTEL NETWORKS, INC.
a Delaware corporation                  a Delaware corporation

By: /s/ S. Steven Singh                 By:  /s/ Irving Ebert
    ----------------------------             -------------------------
    S. Steven Singh, Chairman
    and CEO

                                        Title: /s/ Vice President
                                               -----------------------


                                        SAFECO CORPORATION:
                                        ------------------
                                        a Washington corporation


                                      By:  /s/ Rod A. Pierson
                                           ---------------------------
                                           Rod A. Pierson, Senior Vice
                                           President, Chief Financial
                                           Officer and Secretary

                                      By:  /s/ Randall H. Talbot
                                           ---------------------------
                                           Randall H. Talbot,
                                           Authorized Signatory


                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   EXHIBIT A

                             Schedule of Investors

                         Number of                             % of Voting           Definitive
 Name and Address    Purchased Shares     Purchase Price        Securities          Agreement(s)
 ----------------    ----------------     --------------       -----------          ------------
SAFECO Corporation            1,073,929        $25,000,000                      Joint Marketing
SAFECO Plaza                                                                    Agreement dated
Seattle, WA 98185                                                               February 22, 2000
Attn:                                                                           between the Company
Facsimile:                                                                      and SAFECO Life
                                                                                Insurance Company

Nortel Networks, Inc.           429,571        $10,000,000                      Distributor
                                                                                Agreement dated
Facsimile:                                                                      February 22, 2000
                                                                                between the Company
                                                                                and SAFECO Life
                                                                                Insurance Company